Exhibit 99.1

Media Contact:	Investor Contact:
Eliza Schleifstein	Scott Youngstrom
Argot Partners	Chief Financial Officer
(917) 763-8106	EnteroMedics Inc.
eliza@argotpartners.com	(651) 634-3011
syoungstrom@vbloc.com

EnteroMedics Announces the Acquisition of the Gastric Vest System

- At 12 Months, Gastric Vest System™ Patients Demonstrated Excess Weight Loss (EWL) of 85% and Waist Circumference Reduction of 38 Centimeters -

- Company to Host Conference Call Today at 10:00 AM Eastern Time —

ST. PAUL, Minnesota, May 23, 2017 — EnteroMedics Inc. (NASDAQ:ETRM), the developer of medical devices treating obesity, metabolic diseases and other gastrointestinal disorders, announced today that it has acquired the Gastric Vest System™ (the “Gastric Vest” or “Vest”), through its acquisition of BarioSurg, Inc.

The Gastric Vest is an investigational, minimally-invasive, laparoscopically implanted medical device being studied for weight loss in morbidly obese patients. The device, which wraps around the stomach and emulates the effect of conventional weight loss surgery, enables gastric volume reduction without permanently changing patient anatomy. In a pilot study conducted outside the U.S., at 12 months, Vest patients demonstrated a mean percent excess weight loss (%EWL) of 85%, an average drop in HbA1c (Hemoglobin A1c) of 2.1 points, and an average waist circumference reduction of 38 centimeters, or approximately 15 inches.

“We are excited to both incorporate BarioSurg’s Gastric Vest into our now further differentiated portfolio of medical devices for fighting obesity and related comorbidities, and to explore potential clinical opportunities to combine the Vest and vBloc Therapy®,” said Dan Gladney, EnteroMedics President, Chief Executive Officer and Chairman of the Board. “As we move toward building a comprehensive bariatric and metabolic continuum of care platform to effectively address unmet needs within these areas, we believe that the strong foundation we’ve built at EnteroMedics will maximize the potential for a successful approval and the subsequent commercialization of this device. We look forward to sharing more details on this morning’s conference call.”

“Based on early results, when comparing short-term %EWL, the Gastric Vest appears to perform as well as, and possibly even better than, gastric bypass and sleeve gastrectomy procedures,” stated Scott Shikora, MD, Director, Center for Metabolic and Bariatric Surgery, Brigham and Women’s Hospital, Former President of the American Society for Metabolic and Bariatric Surgery, and Chief Medical Consultant, EnteroMedics. “If the Vest continues to yield similar results to those observed to date, it will be a game changer in the field of bariatrics.”

Raj Nihalani, MD, inventor of the Gastric Vest System, Founder and Former Chief Executive Officer of BarioSurg stated: “EnteroMedics is a leader in minimally-invasive, sustainable weight loss treatment with vBloc Therapy. I look forward to joining the company and navigating a path toward potential FDA approval and eventual commercialization, while at the same time exploring ways in which the Vest may be able to be combined with vBloc Therapy to enhance patient outcomes.”

The consideration paid by EnteroMedics for BarioSurg, Inc. consists of 1.38 million unregistered shares of EnteroMedics common stock, 1.0 million unregistered shares of conditional convertible preferred stock (which will be convertible into 5.0 million unregistered shares of common stock upon the receipt of the required approval of EnteroMedics’ stockholders under NASDAQ rules), and $2.0 million in cash. The shares of common stock issued in the acquisition represent 19.99% of EnteroMedics’ outstanding common stock immediately prior to the acquisition.  EnteroMedics expects to hold a special meeting of its stockholders to seek the required approval of the conversion of the conditional convertible preferred stock in the summer of 2017.

In connection with the acquisition, EnteroMedics has appointed Dr. Nihalani as Chief Technology Officer, EnteroMedics.

Conference Call Details

A conference call will be held today at 10:00 AM Eastern Time and may be accessed by dialing (877) 280-7473 (U.S. and Canada) or (707) 287-9370 (international), and entering passcode 22469535. A replay of the call will be available from May 23 at 2:00 PM Eastern Time through May 30 at 2 PM Eastern Time by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), and entering passcode 22469535.

To access the live webcast, visit the events page of the investor relations section of EnteroMedics’ website at www.enteromedics.com. A replay of the webcast will be available immediately after the conference call.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by a pacemaker-like device called the vBloc® System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics’ vBloc® System has received U.S. Food and Drug Administration approval and CE Mark.

About BarioSurg Inc.

BarioSurg, Inc. was founded in 2008 by Dr. Raj Nihalani.  BarioSurg was a privately held medical device company that developed the proprietary, minimally invasive and reversible device, the Gastric Vest System™ to treat obesity and related comorbidities.

Information about the vBloc® System and vBloc® Neurometabolic Therapy

vBloc Therapy is approved for use in helping with weight loss in people aged 18 years and older who are obese, with a BMI of 40 to 45 kg/m2, or a BMI of 35 to 39.9 kg/m2 with a related health condition such as Type 2 diabetes, high blood pressure, high cholesterol levels or obstructive sleep apnea who have had a poor response to trying to lose weight under supervision in the last 5 years.  You should not have an implanted vBloc® System if you have cirrhosis of the liver, high blood pressure in the veins of the liver, enlarged veins in your esophagus or a significant hiatal hernia of the stomach; if you need magnetic resonance imaging (MRI); if you have a permanently implanted, electrical medical device; or if you need a diathermy procedure using heat. The most common related adverse events that were experienced during clinical study of the vBloc System included pain, heartburn, nausea, difficulty swallowing, belching, wound redness or irritation, and constipation.

Talk with your doctor about the full risks and benefits of vBloc Therapy and vBloc System. For additional prescribing information, please visit www.enteromedics.com.

If you are interested in learning more about vBloc Neurometabolic Therapy, please visit www.vbloc.com or call 1-800-MY-VBLOC.

Important Information

EnteroMedics intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) to obtain approval from EnteroMedics’ stockholders of the conversion of the preferred stock issued to BarioSurg’s stockholders in connection with the acquisition into shares of EnteroMedics common stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by EnteroMedics with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from EnteroMedics’ website at www.enteromedics.com or by writing to: EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, Attention: Investor Relations.

EnteroMedics and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of EnteroMedics in connection with the Stockholder Approval. Information regarding EnteroMedics’ directors and executive officers is included in EnteroMedics’ definitive proxy statement for its 2017 annual meeting of stockholders to be held on June 1, 2017, which was filed with the SEC on April 27, 2017.

Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates.  Forward-looking statements in this release include statements concerning the performance, commercialization and FDA approval of the Gastric Vest and statements about the benefits of the acquisition and the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Applicable risks and uncertainties related to the acquisition include, but are not limited to, the following: the acquisition may involve unexpected costs or liabilities; the ability to recognize benefits of the acquisition; and risks that the merger disrupts current plans and operations. Additional risks and uncertainties include, among others:  our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc® System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc® System; physician adoption of our vBloc® System and vBloc® Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the annual report on Form 10-K filed March 8, 2017 and quarterly report on Form 10-Q filed May 15, 2017. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.